United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): October 16, 2018

                          BorgWarner Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

           3850 Hamlin Road, Auburn Hills, Michigan 48326

(Address of principal executive offices, including zip code)

           (248) 754-9200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.               ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, Ronald T. Hundzinski, Executive Vice President and Chief Financial Officer of BorgWarner Inc. (the “Company”), notified the Company of his intention to retire from the Company effective December 31, 2018.

On October 19, 2018, the Company announced the appointment of Thomas McGill to the role of interim Chief Financial Officer, effective January 1, 2019. Mr. McGill will succeed Mr. Hundzinski. Mr. McGill, 52, has been with the Company for more than 17 years and currently serves as the Company’s Vice President and Treasurer reporting directly to Mr. Hundzinski, a corporate position he has held for the past six years.

Item 7.01	Regulation FD Disclosure

On October 19, 2018, the Company issued the press release furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits. The following exhibit is being furnished as part of this Report.

EXHIBIT INDEX

Exhibit No.

99.1	Press release dated October 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: October 19, 2018	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Its: Executive Vice President, Chief Legal Officer and Secretary